Exhibit 99.2

UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

The acquisition by BOQI International Medical Inc. (the “Company”) of Chongqing Guanzan Technology Co., Ltd., (“Guanzan”), a company organized under the laws of the People’s Republic of China (the “PRC”), closed on March 18, 2020.

On December 2, 2019, the Company announced that it, through its wholly-owned subsidiary, Beijing Xinrongxin Industrial Development Co., Ltd. (“Xinrongxin”), entered into a legally binding memorandum of understanding (“MOU) to acquire Guanzan. Pursuant to the MOU, Guanzan agreed to acquire an 80% controlling equity interest in its then affiliate, Chongqing Shude Pharmaceutical Co., Ltd. (“Shude”), within 15 days of the signing of the MOU, which was a condition to the acquisition of Guanzan by Xinrongxin. Shude’s controlling shareholder Mr. Xiaoping Wang and Guanzan’s sole shareholder Ms. Li Zhou are husband and wife, and Mr. Wang, through a shareholder nominee agreement with Ms. Zhou, beneficially owned 100% equity interests of Guanzan. On December 24, Guanzan obtained the 80% equity interest in Shude from Mr. Wang for RMB 8,000,000 (appropriately USD 1,140,918), which was paid in full in January 2020.

On February 1, 2020, the Company, Xinrongxin, Ms. Zhou as the record owner of Guanzan (and with the consent of Mr. Wang, Guanzan’s beneficial owner), and Guanzan entered into a stock purchase agreement (the “Agreement”). Pursuant to the Agreement, the Company agreed to purchase all the issued and outstanding shares of Guanzan (the “Guanzan Shares”) from Ms. Zhou for RMB 100,000,000 (approximately $14,285,714), to be paid by the issuance of 950,000 shares of the Company’s common stock (the “Stock Consideration”) and the payment of RMB 80,000,000 in cash (the “Cash Consideration”). The Stock Consideration was payable at closing and the Cash Consideration, which is subject to post-closing adjustments based on the performance of Guanzan in 2020 and 2021, will be paid pursuant to a post-closing payment schedule. The transaction was closed on March 18, 2020 (the “Closing”). Upon the Closing, the Guanzan Shares were transferred to and recorded under the name of Xinrongxin and the Stock Consideration was paid to Ms. Zhou in accordance with the Agreement. The Cash Consideration of the Agreement has not been paid as of the date of the unaudited pro forma combined financial information.

Guanzan and Shude, (collectively “Guanzan”) are engaged in the sale of medical devices and generic drugs in Chongqing City, China. Guanzan’s clients include drug stores, private clinics, pharmaceutical dealers, and hospitals. The accompanying financial information for Guanzan represent the combined entity and results of operation for the periods presented as though the acquisition of Shude had occurred at the beginning of the periods presented.

The unaudited pro forma condensed combined balance sheet combines the Company’s and Guanzan’s balance sheets as of December 31, 2019, giving pro forma effect to the above transaction as if it had occurred on December 31, 2019. The unaudited pro forma condensed combined statement of operations combines the Company’s and Guanzan’s operations for the year ended December 31, 2019, giving effect to the transaction as described on a pro forma basis as if the transaction had been completed on January 1, 2019.

The unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X. These pro forma financial statements should be read in conjunction with the audited historical financial statements of the Company and the related financial statements for Guanzan, which are included elsewhere in this current report on Form 8-K.

The unaudited pro forma condensed combined financial information is presented for illustrative purposes only and is not necessarily indicative of the operating results or financial position that would have occurred had the acquisition of Guanzan by the Company occurred on the indicated date, or during the operational periods presented, nor is it necessarily indicative of the future financial position or operating results.

A preliminary allocation of the purchase price has been made to major categories of assets and liabilities in the accompanying pro forma financial statements based on available information. The actual allocation of the purchase price and the resulting effect on income from operations may differ significantly from the pro forma amounts included herein. These pro forma adjustments represent the Company’s preliminary determination of purchase accounting adjustments and are based upon available information and certain assumptions that the Company believes to be reasonable. Consequently, the amounts reflected in the pro forma financial statements are subject to change, and the final amounts may differ substantially.

BOQI INTERNATIONAL MEDICAL, INC.

(FORMERLY KNOWN AS “NF ENERGY SAVING CORPORATION”)

PRO FORMA CONDENSED COMBINED BALANCE SHEETS

AS OF DECEMBER 31, 2019

(UNAUDITED)

		Chongqing
	BOQI	Guanzan
	International	Technology				Combined
	Medical, Inc	Co., Ltd.	Adjustments			Pro Forma

ASSETS
CURRENT ASSETS
Cash	$36,363	$76,718	$			$113,081
Restricted cash	311	-				311
Accounts receivable, net	24,840	4,158,728				4,183,568
Advances to suppliers	1,252	462,552				463,804
Amount due from related parties	1,350	-				1,350
Inventories	707,526	1,110,809				1,818,335
Prepayments and other receivables	59,333	92,111				151,444
Assets from discontinued operations	21,218,983	-				21,218,983

Total current assets	22,049,958	5,900,918		-		27,950,876

NON-CURRENT ASSETS
Property, plant and equipment, net	38,641	722,715				761,356
Intangible assets, net	7,973,179	-				7,973,179
Goodwill	-	-		6,422,926	(c)	6,422,926
Deferred tax assets	-	205,545				205,545

Total non-current assets	8,011,820	928,260		6,422,926		15,363,006

TOTAL ASSETS	$30,061,778	$6,829,178		$6,422,926		$43,313,882

LIABILITIES AND EQUITY
CURRENT LIABILITIES
Short-term bank borrowings	$-	$702,388	$			$702,388
Long-term loans due within one year	-	184,924				184,924
Convertible promissory notes, net	107,383	-				107,383
Derivative liabilities	1,272,871	-				1,272,871
Accounts payable, trade	641,927	1,404,018				2,045,945
Advances from customers	67,975	606,441				674,416
Amount due to related parties	305,760	1,431,449				1,737,209
Taxes payable	861	768,111				768,972
Other payables and accrued liabilities	6,044,378	821,152		4,414,119	(a)	11,279,649
Liabilities from discontined operations	13,108,038	-				13,108,038

Total current liabilities	21,549,193	5,918,483		4,414,119		31,881,795

Long-term loans - noncurrent portion	-	162,228				162,228

TOTAL LIABILITIES	21,549,193	6,080,711		4,414,119		32,044,023

COMMITMENTS AND CONTINGENCIES

EQUITY
Common stock, $0.001 par value, 50,000,000 shares authorized, 9,073,289 shares issued and outstanding as of December 31, 2019	9,073	-		950	(b)	-10,023
Paid-in capital	-	149,607		(149,607	)(c)	-
Additional paid-in capital	15,643,825	77,444		2,638,606	(b)(c)	18,359,875
Statutory reserves	2,227,634	77,475		(77,475	)(c)	2,227,634
Accumulated deficit	(10,881,667)	422,186		(422,186	)(c)	(10,881,667)
Accumulated other comprehensive income	1,683,770	(18,519)		18,519	(c)	1,683,770
Total BOQI International Medical, Inc. equity	8,682,635	708,193		2,008,807		11,399,635

NONCONTROLING INTERESTS	(170,050)	40,274				(129,776)

Total equity	8,512,585	748,467		2,008,807		11,269,859

Total liabilities and equity	$30,061,778	$6,829,178		$6,422,926		$43,313,882

See accompanying notes to the unaudited pro forma condensed combined financial statements

BOQI INTERNATIONAL MEDICAL, INC.

(FORMERLY KNOWN AS “NF ENERGY SAVING CORPORATION”)

PRO FORMA CONDENSED COMBINED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME

FOR THE YEAR ENDED DECEMBER 31, 2019

(UNAUDITED)

		Chongqing
	BOQI	Guanzan
	International	Technology				Combined
	Medical, Inc	Co., Ltd.	Adjustments			Pro Forma

REVENUES	$157,978	$11,962,165	$			$12,120,143

COST OF REVENUES	304,120	8,938,254				9,242,374

GROSS PROFIT	(146,142)	3,023,911		-		2,877,769

OPERATING EXPENSES:
Sales and marketing	216,791	1,257,221				1,474,012
General and administrative	1,350,147	1,211,790		-		2,561,937
Total operating expenses	1,566,938	2,469,011		-		4,035,949

INCOME (LOSS) FROM OPERATIONS	(1,713,080)	554,900		-		(1,158,180)

OTHER INCOME (EXPENSE)
Interest expense	(6,340)	(49,150)				(55,490)
Other income (expense)	(549,581)	9,389				(540,192)
Total other income (expense), net	(555,921)	(39,761)		-		(595,682)

INCOME (LOSS) BEFORE INCOME TAXES	(2,269,001)	515,139		-		(1,753,862)

PROVISION FOR INCOME TAXES	-	130,695				130,695

NET INCOME (LOSS) FROM CONTINUING OPERATIONS	(2,269,001)	384,444		-		(1,884,557)

DISCONTINUED OPERATIONS
Loss from operations of discontinued operations	(2,183,278)	-				(2,183,278)

NET LOSS	(4,452,279)	384,444		-		(4,067,835)
Less: net income (loss) attributable to noncontroling interest	(13,714)	6,393				(7,321)
NET LOSS ATTRIBITABLE TO BOQI INTERNATIONAL MEDICAL, INC.	$(4,438,565)	$378,051		$-		$(4,060,514)

COMPREHENSIVE INCOME (LOSS)
NET INCOME (LOSS)	$(4,452,279)	$384,444		$-		$(4,067,835)
OTHER COMPREHENSIVE INCOME (LOSS)
Foreign currency translation adjustment	(110,557)	(8,376)				(118,933)
TOTAL COMPREHENSIVE INCOME (LOSS)	$(4,562,836)	$376,068		$-		$(4,186,768)
Less: comprehensive income (loss) attributable to non-controlling interest	(19,739)	6,157				(13,582)
COMPREHENSIVE LOSS ATTRIBUTABLE TO BOQI INTERNATIONAL MEDICAL INC.	$(4,543,097)	$369,911		$-		$(4,173,186)

WEIGHTED AVERAGE NUMBER OF SHARES OF COMMON STOCK
Basic and diluted	8,169,179	-		950,000	(b)	9,119,179

LOSS PER SHARE
Continuing opertions - basic and diluted	$(0.28)	$ N/A		$-		$(0.21)
Discontinued operations - basic and diluted	$(0.26)	$ N/A		$-		$(0.24)
Net loss - basic and diluted	$(0.54)	$ N/A		$-		$(0.45)

See accompanying notes to the unaudited pro forma condensed combined financial statements

BOQI International Medical, Inc. and Subsidiaries

(formerly known as “NF Energy Saving Corporation”)

Notes to Unaudited Pro Forma Condensed Combined Financial Statements

1. Basis of Presentation

The unaudited pro forma condensed combined financial statements were prepared using the acquisition method of accounting under the provision of ASC 805 on the basis of BOQI International Medical Inc. and subsidiaries (“the Company”) as the accounting acquirer. Under the acquisition method, the acquisition date fair value of the gross consideration paid by the Company to close the acquisition was allocated to the assets acquired and liabilities assumed based on their estimated fair value. Management has made significant estimates and assumptions in determining the preliminary allocation of the gross consideration transferred in the unaudited pro forma condensed combined financial information. As the unaudited pro forma condensed combined financial information has been prepared based on these preliminary estimates, the final amount recorded may differ materially from the information presented.

The pro forma adjustments reflecting the consummation of the acquisition are based on certain currently available information and certain assumptions and methodologies that the Company believes are reasonable under the circumstances. The unaudited condensed pro forma adjustments may be revised as additional information becomes available and alternative valuation methodologies are evaluated. Therefore, it is likely that the actual adjustments will differ from the pro forma adjustments and it is possible the differences may be material. The Company believes that its assumptions and methodologies provided a reasonable basis for presenting all the significant effects of the acquisition contemplated based on information available to management at the time and that the pro forma adjustments give appropriate effect to those assumptions and are properly applied in the unaudited pro forma condensed combined financial information.

The unaudited pro forma condensed combined balance sheet combines the Company and Chongqing Guanzan Technology Ltd., and its subsidiary (“Guanzan”) balance sheets as of December 31, 2019 as if the acquisition had occurred on December 31, 2019. The unaudited pro forma condensed combined statement of operations combines the Company’s and Guanzan’s operations for the year ended December 31, 2019, presented as if the acquisition had been completed on January 1, 2019. These unaudited pro forma combined condensed financial statements are based upon the historical financial statements of the Company and Guanzan after considering the effect of the adjustments described in these footnotes.

The accompanying unaudited pro forma combined financial statements do not give effect to any cost savings, revenue synergies or restructuring costs which may result from the integration of the Company and Guanzan operations. Further, actual results may be different from these unaudited pro forma combined financial statements. They should be read in conjunction with the historical financial statements and notes thereto of the Company and Guanzan.

2. Estimated Preliminary Purchase Price Allocation

The preliminary consideration and allocation of the purchase price to the fair value of Guanzan’s assets acquired and liabilities assumed as if the acquisition date was December 31, 2019 is presented below:

Calculation of consideration per the stock purchase agreement
Common shares issuance			$2,717,000
Cash consideration-Estimated fair value			4,414,119
Total consideration			$7,131,119

Recognized amounts of identifiable assets acquired and liabilities assumed
Cash		$76,718
Accounts receivable		4,158,728
Advances to suppliers		462,552
Inventories		1,110,809
Prepayments and other receivables		92,111
Equipment and vehicle		722,715
Deferred tax assets		205,545
Intangible assets		-
Short-term bank borrowings		(702,388)
Long-term loans due within one year		(184,924)
Accounts payable		(1,404,018)
Advances from Customers		(606,441)
Amount due to related parties		(1,431,449)
Taxes payable		(768,111)
Other payables and accrued liabilities		(821,152)
Long-term loans – noncurrent portion		(162,228)
Total identifiable net assets			708,193
Non-controlling interest in Shude	$		(40,274)
Goodwill			6,422,926
Net assets acquired			$7,131,119

Goodwill represents the excess of the purchase price over the amounts assigned to the fair value of the assets acquired and the liabilities assumed of Guanzan.

The Company has not completed the detailed valuation necessary to estimate the fair value of the assets acquired and the liabilities assumed and, accordingly, the adjustments to record the assets acquired and liabilities assumed at fair value reflect the best estimate of the Company based on the information currently available and are subject to change once additional analyses are completed. Furthermore, the cash portion of purchase price has not been paid yet and the final purchase price may be subject to the certain closing adjustment items pursuant to the Stock Purchase Agreement.

3. Proforma Adjustments

The unaudited pro forma condensed combined financial information has been prepared to illustrate the effect of the acquisition and has been prepared for informational purposed only.

The historical financial statements have been adjusted in the unaudited pro forma condensed combined financial information to give pro forma effect to events that are directly attributable to the acquisition, factually supportable, and with respect to the statements of operations, expected to have a continuing impact on the results of the Company.

The pro forma adjustments are comprised of the following elements:

(a)	Represents the unpaid cash consideration that is payable to former Guanzan shareholder;

(b)	Reclassify the share consideration that has been issued to the former Guanzan shareholder, 950,000 shares issued on March 12, 2020 at the closing price of $2.86, valued at $2,717,000 for the shares issued; and

(c)	Represents acquisition consideration allocated to assets acquired and liabilities assumed in the acquisition, and the allocation to goodwill, which was the amount that the purchase price exceeded the fair value of the identifiable net assets, and the elimination of the equity of Guanzan that the Company acquired.